UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

RMR MORTGAGE TRUST

(Exact name of registrant as specified in its charter)

maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	RMRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “Company”, “we”, “us”, and “our” refer to RMR Mortgage Trust unless the context indicates otherwise.

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 26, 2021, we and Tremont Mortgage Trust, or TRMT, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions thereof, TRMT has agreed to merge with and into us, with us continuing as the surviving entity in the merger, or the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, or the Effective Time, each common share of beneficial interest, $0.01 par value per share, of TRMT, or TRMT Common Shares, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.52, or the Exchange Ratio, of one newly issued common share of beneficial interest, $0.001 par value per share, of us, or RMRM Common Shares, subject to adjustment as described in the Merger Agreement, with cash paid in lieu of fractional shares. Under the Merger Agreement, the Exchange Ratio is fixed and will not be adjusted to reflect changes in the market price of the RMRM Common Shares or the TRMT Common Shares prior to the Effective Time. Upon consummation of the Merger, our shareholders are expected to own approximately 70%, and TRMT shareholders are expected to own approximately 30%, of the combined company.

Pursuant to the Merger Agreement, at the Effective Time, any unvested TRMT Common Share awards outstanding under TRMT’s equity compensation plan generally will be converted into an unvested RMRM Common Share award under our equity compensation plan, subject to substantially similar vesting requirements and other terms and conditions, determined by multiplying the number of unvested TRMT Common Shares subject to such award by the Exchange Ratio (rounded down to the nearest whole number).

The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the Transactions.

Pursuant to the Merger Agreement, effective upon consummation of the Merger, our Declaration of Trust will be amended to, among other things, change our name to “Seven Hills Realty Capital” and provide our Board of Trustees authority to effect the conversion of the Company into a Maryland real estate investment trust without shareholder approval. Following the consummation of the Merger, RMRM Common shares will continue to trade on The Nasdaq Stock Market LLC, or Nasdaq, under the new ticker symbol “SHRC”.

The completion of the Merger is subject to the satisfaction or waiver of various conditions, including, among other things: (1) approval of the Merger and the other Transactions to which TRMT is a party by at least a majority of all the votes entitled to be cast by holders of outstanding TRMT Common Shares at the special meeting of TRMT’s shareholders held for that purpose; (2) approval of the issuance of RMRM Common Shares to be issued in the Merger, or the Merger Share Issuance, by at least a majority of all the votes cast by the holders of outstanding RMRM Common Shares entitled to vote at the special meeting of our shareholders at which a quorum is present and held for that purpose; (3) the absence of any law or order by any governmental authority prohibiting, making illegal, enjoining or otherwise restricting, preventing or prohibiting the consummation of the Merger and the other Transactions; (4) the effectiveness of the registration statement on Form S-4, or the Form S-4, to be filed by us with the Securities and Exchange Commission, or the SEC, to register the RMRM Common Shares to be issued in the Merger; (5) Nasdaq’s approval of the listing of RMRM Common Shares to be issued in the Merger, subject to official notice of issuance; and (6) the receipt of certain tax opinions from each party’s tax counsel. The Merger is expected to close in the third quarter of 2021, and the Merger Agreement provides that either party may terminate the agreement if the Merger is not consummated by December 31, 2021. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to provide a tax-free exchange for TRMT shareholders for the RMRM Common Share consideration they receive in the Merger, except that TRMT shareholders generally may recognize gain or loss with respect to cash received in lieu of fractional shares of RMRM Common Shares.

The Merger Agreement contains certain customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of our and TRMT’s respective businesses prior to closing, subject to certain consent rights by us and TRMT, respectively, and covenants prohibiting us and TRMT from soliciting, providing information or entering into discussions concerning competing proposals (generally defined as proposals for 20% or more of the assets, revenues or earnings or equity of the applicable party), subject to certain exceptions.

The Merger Agreement contains certain termination rights for both us and TRMT, including that under specified circumstances, either party is entitled to terminate the Merger Agreement to accept a superior proposal (generally defined as proposals for 75% or more of the assets, revenues or earnings or equity of such party, which proposal such party’s board of trustees (or an authorized committee thereof) has determined in good faith, after consultation with outside financial advisors and outside legal counsel, (1) would, if consummated, result in a transaction that is more favorable to the shareholders of such party from a financial point of view than the Merger and the other Transactions, (2) for which the third party has demonstrated that the financing for such superior proposal is fully committed or is reasonably likely to be obtained, and (3) which is reasonably likely to receive all required approvals from any governmental authority and otherwise reasonably likely to be consummated on the terms proposed); provided that TRMT may only terminate the Merger Agreement after it has held a special meeting of its shareholders for the purpose of approving the Merger. Each party is required to pay the other party a termination fee of $2.156 million plus the other party’s reasonable fees and expenses under certain circumstances related to such party’s change in recommendation, breach or termination in connection with a superior proposal. Except with respect to the foregoing, all fees and expenses incurred in connection with the Merger and the other Transactions will be paid by the party incurring those expenses, except that we and TRMT will share equally any filing fees incurred in connection with the filing of the Form S-4 and the related joint proxy statement/prospectus.

The Merger, the Merger Share Issuance and the other Transactions contemplated by the Merger Agreement and the terms thereof were evaluated, negotiated and recommended, as applicable, to each of our and TRMT’s board of trustees by special committees of our and TRMT’s board of trustees, respectively, each comprised solely of our and TRMT’s disinterested, independent trustees, respectively, and were separately unanimously approved and adopted by our and TRMT’s independent trustees and by our and TRMT’s board of trustees, with independent trustees unanimously approving the Merger, the Merger Share Issuance and the other Transactions, as applicable. UBS Securities LLC acted as financial advisor to the special committee of our Board of Trustees and Citigroup Global Markets Inc. acted as financial advisor to the special committee of TRMT’s board of trustees. Our Board of Trustees has agreed to recommend to our shareholders that they approve the Merger Share Issuance, and TRMT’s board of trustees has agreed to recommend to their shareholders that they approve the Merger.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein. Certain of the representations and warranties contained in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to our or TRMT’s shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties contained in the Merger Agreement are not necessarily characterizations of the actual state of facts with respect to us or our subsidiaries, or TRMT or its subsidiaries, at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in our public disclosures.

TRA Management Agreements and Termination Fee Waiver

Following the consummation of the Merger, the combined company will continue to be managed by our and TRMT’s current manager, Tremont Realty Advisors LLC, or Tremont Advisors, pursuant to the terms of our existing management agreement with Tremont Advisors. Contemporaneously with the execution of the Merger Agreement, we, TRMT and Tremont Advisors entered into a letter agreement, or the TRA Letter Agreement, pursuant to which, on the terms and subject to conditions contained therein, we, TRMT and Tremont Advisors have acknowledged and agreed that, effective upon consummation of the Merger, TRMT shall have terminated its management agreement with Tremont Advisors, and Tremont Advisors shall have waived its right to receive payment of the termination fee pursuant to such agreement. In consideration of this waiver, we have agreed that, effective upon consummation of the Merger and the termination of TRMT’s management agreement with Tremont Advisors, certain of the expenses Tremont Advisors had paid on behalf of TRMT pursuant to such management agreement will be included in the “Termination Fee” under and as defined in our existing management agreement with Tremont Advisors. The TRA Letter Agreement further provides that such termination by TRMT and waiver by Tremont Advisors shall apply only in respect of the Merger and will not apply in respect of any competing proposal or superior proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. The foregoing description of the TRA Letter Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the TRA Letter Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Voting Agreements

Contemporaneously with the execution of the Merger Agreement, we entered into a voting agreement with Tremont Advisors, or the Voting Agreement, pursuant to which Tremont Advisors has agreed to vote all TRMT Common Shares which it is entitled to vote in favor of approval of the Merger and the other Transactions to which TRMT is a party at the special meeting of TRMT’s shareholders held for that purpose and against any competing acquisition proposal.

The foregoing description of the Voting Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Also contemporaneously with the execution of the Merger Agreement, TRMT entered into a voting agreement with Diane Portnoy, pursuant to which Ms. Portnoy has agreed to vote all RMRM Common Shares which she is entitled to vote in favor of approval of the Merger Share Issuance at the special meeting of our shareholders held for that purpose and against any competing acquisition proposal.

Item 7.01.  Regulation FD Disclosure.

On April 26, 2021, we issued a press release announcing the Merger and the other Transactions, and we also released an investor presentation containing additional detail on the Merger and the other Transactions. Copies of that press release and investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with Tremont Advisors, The RMR Group LLC, or RMR LLC, The RMR Group Inc., or RMR Inc. and others related to them in addition to those noted above. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by Tremont Advisors pursuant to our management agreement with Tremont Advisors and were historically provided to, or arranged for, us by RMR Advisors LLC; Tremont Advisors is a subsidiary of RMR LLC and certain of the services provided to us by Tremont Advisors are provided by RMR LLC pursuant to a shared services agreement between Tremont Advisors and RMR LLC; Adam Portnoy is one of our Managing Trustees and is one of TRMT’s managing trustees, and the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of Tremont Advisors, a managing director and the president and chief executive officer of RMR Inc., and the president and chief executive officer of RMR LLC; Mr. Thomas J. Lorenzini, our President, also serves as president of TRMT and is a vice president of each of RMR LLC and Tremont Advisors; Mr. G. Douglas Lanois, our Chief Financial Officer and Treasurer, also serves as chief financial officer and treasurer of TRMT and is a senior vice president, chief financial officer and treasurer of Tremont Advisors and senior vice president of RMR LLC; Mr. Matthew P. Jordan, our other Managing Trustee, is an executive vice president, chief financial officer and treasurer of RMR LLC and RMR Inc., a managing trustee of TRMT and a director, president and chief executive officer of Tremont Advisors; Mr. John L. Harrington serves as one of our Independent Trustees and is also an independent trustee of TRMT; Mr. Jeffrey P. Somers, one of our independent trustees, previously served as an independent trustee of TRMT; Mr. Joseph L. Morea previously served as one of our independent trustees and is currently an independent trustee of TRMT; and each of our other officers is also an officer and/or employee of Tremont Advisors and RMR LLC. In addition, other companies to which RMR LLC or its subsidiaries provide management services have trustees, directors and officers, some of whom are also trustees, directors or officers of us, Tremont Advisors, RMR LLC or RMR Inc. and some of our Trustees and officers serve as trustees, directors or officers of these companies.

For further information about these and other such relationships and related person transactions, see our Proxy Statement for our 2021 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the SEC, including the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers included in our Proxy Statement. In addition, see our “Summary of Principal Risk Factors” included in our Current Report on Form 8-K filed on March 24, 2021 for a description of risks that may arise as a result of these and other related person transactions and relationships. Our filings with the SEC and copies of certain of our agreements with these related persons are available as exhibits to our filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the Merger and the other Transactions, we expect to file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the Merger and the other Transactions with respect to both us and TRMT. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Merger and the other Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Merger or the related Transactions. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE OTHER TRANSACTIONS.

After the registration statement for the Merger has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to our and TRMT’s shareholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of our filings with the SEC from our website at www.rmrmortgagetrust.com and free copies of TRMT’s filings with the SEC from TRMT’s website at www.trmtreit.com.

Participants in the Solicitation Relating to the Merger and the Other Transactions

We, our Trustees and certain of our executive officers, TRMT, its trustees and certain of its executive officers, and Tremont Advisors, RMR LLC, RMR Inc. and certain of their directors, officers and employees may be deemed participants in the solicitation of proxies from our shareholders in respect of the approval of the Merger Share Issuance and from TRMT’s shareholders in respect of the approval of the Merger and the other Transactions to which TRMT is a party. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of our and TRMT’s shareholders in connection with the Merger and the other Transactions will be set forth in the joint proxy statement/prospectus for the Merger and the other relevant documents to be filed with the SEC.  You can find information about our Trustees and executive officers in our Proxy Statement. You can find information about TRMT’s trustees and executive officers in its proxy statement for its 2021 Annual Meeting of Shareholders. These documents are available free of charge on the SEC’s website and from us or TRMT, as applicable, using the sources indicated above.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward looking statements. These forward looking statements are based upon our present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. For example:

•	This Current Report on Form 8-K states that we entered into a Merger Agreement with TRMT and that the Merger is expected to close in the third quarter of 2021. The closing of the Merger is subject to the satisfaction or waiver of conditions, including the receipt of requisite approvals by our and TRMT’s shareholders. We cannot be sure that these conditions will be satisfied or waived. Accordingly, the Merger may not close by the end of the third quarter of 2021 or at all, or the terms of the Merger and the other Transactions may change.

•	As noted above, the Merger will require approval of TRMT’s shareholders and the Merger Share Issuance will require approval of RMRM’s shareholders. Such approvals will be solicited by a joint proxy statement/prospectus to be included in the Form S-4 which must be filed with and declared effective by the SEC. The process of preparing the Form S-4 and related joint proxy statement/prospectus is time consuming and the time before the SEC declares the registration statement effective is beyond our and TRMT’s control. Accordingly, we cannot be sure that the Merger and the other Transactions will be consummated within a specified time period or at all.

•	This Current Report on Form 8-K states that the Merger, the Merger Share Issuance and the other Transactions contemplated by the Merger Agreement and the terms thereof were evaluated, negotiated and recommended to each of our and TRMT’s board of trustees by special committees of our and TRMT’s board of trustees, respectively, each comprised solely of our and TRMT’s disinterested, independent trustees, respectively, and were separately unanimously approved and adopted by our and TRMT’s independent trustees and by our and TRMT’s board of trustees, and that UBS Securities LLC and Citigroup Global Markets Inc. acted as a financial advisor to each of the special committees of our and TRMT’s board of trustees, respectively. Despite this process, we could be subject to claims challenging the Merger or the other Transactions or our entry into the Merger and related agreements because of the multiple relationships among us, TRMT, Tremont Advisors, RMR LLC, RMR Inc. and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

The information contained in our “Summary of Principal Risk Factors” included in our Current Report on Form 8-K filed on March 24, 2021 with the SEC identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of April 26, 2021, between RMR Mortgage Trust and Tremont Mortgage Trust.* (Filed herewith.)

10.1	Letter Agreement, dated as of April 26, 2021, among RMR Mortgage Trust, Tremont Mortgage Trust and Tremont Realty Advisors LLC. (Filed herewith.)

10.2	Voting Agreement, dated as of April 26, 2021, between RMR Mortgage Trust and Tremont Realty Advisors LLC. (Filed herewith.)

99.1	Press Release dated April 26, 2021. (Furnished herewith.)

99.2	Investor Presentation dated April 26, 2021. (Furnished herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of any of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date:  April 26, 2021